Exhibit 10.4

AGREEMENT FOR SERVICE

THIS AGREEMENT FOR SERVICE (this "Agreement") dated this 1st day of January, 2010

BETWEEN

Fresh Start Private Inc of 999 N Tustin Ave Suite 16, Santa ana, California, 92705
(the "Customer")
OF THE FIRST PART

-AND-

Luis Francisco Guerrero /New Ways 2226 S. Glenarbor st ,Santa Ana, Ca 92704

EIN ####-##-####

(the "Service Provider")

OF THE SECOND PART

BACKGROUND:

A.	The Customer is of the opinion that the Service Provider has the necessary qualifications, experience and abilities to provide services to the Customer.

B.	The Service Provider is agreeable to providing such services to the Customer on the terms and conditions set out in this Agreement.

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the parties to this Agreement agree as follows:

Services Provided
1.
 The Customer hereby agrees to engage the Service Provider to provide the Customer with services (the "Services") consisting of imparting eight 1 hour one on one life therapy sessions using the Fresh Start Private Alcohol Recovery Program. The Services will also include any other tasks which the parties may agree on. The Service Provider hereby agrees to provide such Services to the Customer.

Term of Agreement
2.	The term of this Agreement will begin on the date of this Agreement and will continue indefinitely until terminated as provided in this Agreement.

3.	In the event that either party wishes to terminate this Agreement, that party will be required to provide a notice period of 2 weeks.

4.
Except as otherwise provided in this Agreement, the obligations of the Service Provider will terminate upon the earlier of the Service Provider ceasing to be engaged by the Customer or the termination of this Agreement by the Customer or the Service Provider.

Performance
5.	The parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

               Compensation
6.
For the services rendered by the Service Provider as required by this Agreement, the Customer will pay to the Service Provider compensation on the following basis: $80.00 per 1 hour session to a maximum of 8 sessions for the described Services Provided section of this agreement.

7.	This compensation will be payable on a biweekly basis (every 2 weeks), while this Agreement is in force.

8.	The Customer is entitled to deduct from the Service Provider's compensation any applicable deductions and remittances as required by law.

Additional Compensation
9.
The Service Provider understands that the Service Provider's compensation as provided in this Agreement will constitute the full and exclusive monetary consideration and compensation for all services performed by the Service Provider and for the performance of all the Service Provider's promises and obligations under this Agreement.

Provision of Extras
10.	The Customer agrees to provide, for the use of the Service Provider in providing the Services, the following extras: Life Coaching and Training Program Manual.

Reimbursement of Expenses
11.	The Service Provider will not be reimbursed for expenses incurred by the Service Provider in connection with providing the Services of this Agreement.

Payment Penalties
12.
In the event that the Customer does not comply with the rates, amounts or dates of pay provided in this Agreement, a late payment penalty will be charged as follows: The Customer will pay a surcharge of 5 percent on the compensation amount for any late payment.

Performance Penalties
13.	No performance penalty will be charged if the Service Provider does not perform the Services within the time frame provided by this Agreement.

Confidentiality
14.
The Service Provider agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any confidential information with respect to the business of the Customer, which the Service Provider has obtained, except as may be necessary or desirable to further the business interests of the Customer. This obligation will survive indefinitely upon termination of this Agreement.

Non-Competition
15.	Other than with the express written consent of the Customer, which will not be unreasonably withheld, the Service Provider will not, during the continuance of this Agreement or until January 1st 2050 after the termination of this Agreement, be directly or indirectly involved with a business which is in direct competition with the particular business line of the Customer, divert or attempt to divert from the Customer any business the Customer has enjoyed, solicited, or attempted to solicit, from other individuals or corporations, prior to termination of this Agreement.

Non-Solicitation
16.
Any attempt on the part of the Service Provider to induce to leave the Customer's employ, or any effort by the Service Provider to interfere with the Customer's relationship with its employees or other service providers would be harmful and damaging to the Customer.

17.	The Service Provider agrees that during the term of this Agreement and for a period until January 1st 2050 after the end of the term, the Service Provider will not in any way directly or indirectly:

a. induce or attempt to induce any employee or other service provider of the Customer to quit employment or retainer with the Customer;

b. otherwise interfere with or disrupt the Customer's relationship with its employees or other service providers;

c. discuss employment opportunities or provide information about competitive employment to any of the Customer's employees or other service providers; or

d. solicit, entice, or hire away any employee or other service provider of the Customer.

Ownership of Materials
18.
All materials developed, produced, or in the process of being so under this Agreement, will be the property of the Customer. The use of the mentioned materials by the Customer will not be restricted in any manner.

19.	The Service Provider may retain use of the said materials and will not be responsible for damages resulting from their use for work other than services contracted for in this Agreement.

Return of Property
20.
Upon the expiry or termination of this Agreement, the Service Provider will return to the Customer any property, documentation, records, or confidential information which is the property of the Customer.

Assignment
21.	The Service Provider will not voluntarily or by operation of law assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Customer.

Capacity/Independent Contractor
22.	It is expressly agreed that the Service Provider is acting as an independent contractor and not as an employee in providing the Services under this Agreement. The Service Provider and the Customer acknowledge that this Agreement does not create a partnership or joint venture between them, and is exclusively a contract for service.

Modification of Agreement
23.
Any amendment or modification of this Agreement or additional obligation assumed by either party in connection with this Agreement will only be binding if evidenced in writing signed by each party or an authorized representative of each party.

Notice
24.	All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the parties of this Agreement as follows:

         a. Fresh Start Private Inc
             999 N Tustin Ave Suite 16, santa ana, California, 92705
             Fax Number: 888-603-2210
             Email: fspinc@gmail.com

              b. Luis Francisco Guerrero /New Ways 2226 S. Glenarbor st ,Santa Ana, Ca 92704

or to such other address as to which any Party may from time to time notify the other.

Costs and Legal Expenses
25.
In the event that legal action is brought to enforce or interpret any term of this Agreement, the prevailing party will be entitled to recover, in addition to any other damages or award, all reasonable legal costs and fees associated with the action.

Time of the Essence
26.	Time is of the essence in this Agreement. No extension or variation of this Agreement will operate as a waiver of this provision.

Entire Agreement
27.	It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

Limitation of Liability
28.
It is understood and agreed that the Service Provider will have no liability to the Customer or any other party for any loss or damage (whether direct, indirect, or consequential) which may arise from the provision of the Services.

Indemnification
29.
Each party to this agreement agrees, to the extent permitted by applicable law, to indemnify and hold harmless the other party, including their employees and agents from every claim, demand or suit which may arise out of, be connected with or be made by reason of the other party's failure to meet the provision of the Services of this Agreement. Notwithstanding the preceding sentence, this indemnification shall not cover any claim, demand, or suit based on the willful misconduct or fraud of either party or it's employees. Either party shall, at its own expense and risk ,defend or at its option settle, any court proceeding that may be brought against it. This provision of this section shall survive the expiration or termination of this agreement.

Enurement
30.	This Agreement will enure to the benefit of and be binding on the parties and their respective heirs, executors, administrators, successors and permitted assigns.

Currency
31.	Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in United States dollars.

Titles/Headings
32.	Headings are inserted for the convenience of the parties only and are not to be considered when interpreting this Agreement.

Gender
33.	Words in the singular mean and include the plural and vice versa. Words in the masculine mean and include the feminine and vice versa.

Governing Law
34.
It is the intention of the parties to this Agreement that this Agreement and the performance under this Agreement, and all suits and special proceedings under this Agreement, be construed in accordance with and governed, to the exclusion of the law of any other forum, by the laws of the State of California, without regard to the jurisdiction in which any action or special proceeding may be instituted.

Dispute Resolution
35.	In the event a dispute arises out of or in connection with this Agreement the parties will attempt to resolve the dispute through friendly consultation.

36.
If the dispute is not resolved within a reasonable period then any or all outstanding issues may be submitted to mediation in accordance with any statutory rules of mediation. If mediation is not successful in resolving the entire dispute or is unavailable, any outstanding issues will be submitted to final and binding arbitration in accordance with the laws of the State of California. The arbitrator's award will be final, and judgment may be entered upon it by any court having jurisdiction within the State of California.

Severability
37.
In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

Waiver
38.
The waiver by either party of a breach, default, delay or omission of any of the provisions of this Agreement by the other party will not be construed as a waiver of any subsequent breach of the same or other provisions.

Additional Provisions
    39 . The "Principal's" relationship with "interested party" is that of an independent contractor, and nothing in this Agreement is intended to, or should be construed to, create a Partnership, agency, joint venture or employment relationship. The "interested party" will not be entitled to any of the benefits that the "principal" may make available to its employees, including, but not limited to, group health or life insurance, or retirement benefits. The "interested party" is not authorized to make any representation, contract or Commitment on behalf of the "principal" unless specifically requested or authorized in writing to do so by a Fresh Start Private manager. The "interested party" is solely responsible for, and will file, on a timely basis, all tax returns and payments required to be filed with, or made to, any Federal, state or local tax authority with respect to the performance of services and receipt of fees under this Agreement. The "interested party" is solely responsible for, and must maintain adequate records of, expenses incurred in the course of performing services under this Agreement No part of The "interested party's" compensation will be subject to payroll taxes. The "principal" will regularly report amounts paid to the "interested party" by filing Form 1099-MISC with the Internal Revenue Service.
40. Release and waiver service Provider further agrees to release, indemnify and hold harmless Fresh Start Private Inc, its employees, agents, contractors and suppliers against any and all losses, accidents, damages, injuries, expenses and claims resulting in whole or part, directly or indirectly, from the Services Provided section of this agreement. Client agrees that in no event shall Luis Francisco Guerrero /New Ways its employees, agents, contractors or suppliers total and aggregate liability under this agreement exceed the amount of fees paid by the client. This provision excludes any claims or liabilities arising out of the sole negligent or willful misconduct of the customer.
IN WITNESS WHEREOF the parties have duly executed this Service Agreement this 1st day of January, 2010.

888-603-2210

NON-DISCLOSURE AGREEMENT

This AGREEMENT is made this 7th  day of December 2009
BETWEEN	Fresh Start Private Inc

OF	2970 S. Greenville st Unit E
Santa Aria, Ca, 92704
(hereinafter referred to as the "principal")

AND	Mr Luis F. Guerrero

OF
2226 S. Glenarbor St
Santa Ana, CA 92704
(hereinafter referred to as the "interested party")

WHEREAS:

A.	The principal is in the business of producing and developing concepts, ideas and products.

B.	The interested party wishes to discuss prospects to purchase or for ihe marketing and further development of the principal's concepts, ideas and products.

C.	Specifically, the parties are negotiating on several products including the Fresh Start Private Alcoholic recovery program.

NOW IT IS HEREBY AGREED AND ACKNOWLEDGED BETWEEN THE PARTIES as follows:

1.
In consideration of the principal disclosing the Confidential Information to the interested party, the interested party agrees to treat all Confidential Information so disclosed on a totally confidential basis and not to impart any of the Confidential information to a third party without the express written approval of the principal.

2.
"Confidential Information" means all information passing from the principal to the interested party relating to the product from the date of this Agreement including but not limited to trade secrets, drawings, know-how, techniques, source and object codes, business and marketing plans, and projections, arrangements and agreements with third parties, customer information and customer information proprietary to Customers, formulae, customer lists, concepts not reduced to material form, designs, plans and models.

3.
In consideration of the interested party entering into this Agreement, the principal shall disclose the product and information concerning the product to the Interested party and discuss all matters beneficial to the two parties in relation thereto and will do so free of any risk of such knowledge being disclosed other than at the express written direction of the principal.

4.	Without limiting the generality of clause 3, the interested party shall not:

(a)	manufacture any product or use any process based on the confidential information without the consent in writing of the principal;

(b)	use or disclose to a third party any aspect of the confidential information for the purpose of contacting or contracting with any employee or client of the principal.

2
party shall promptly return all copies of the confidential information how so ever embodied or recorded at the direction of the principal.
6. In the event of a breach or threatened breach of the terms of this Agreement by the interested party, the principal shall be entitled to apply for an injunction restraining the interested party from committing any breach of this Agreement without showing or proving any actual damages sustained by the company or the subsidiary.
7. This Agreement shall not be constructed as granting to the interested party any license rights or other rights relating to the product except as expressly provided in this Agreement or specifically agreed to by the parties in writing.
8. It shall be a fundamental term of this Agreement that any breach by the interested party shall make the interested party liable for damages by the principal, FURTHER such breach shall extend to the servants, agents, employees and other associates of the interested party including any companies and/or trusts affiliated with the interested party,
9. Any damages assessed pursuant to this Agreement shall be against the interested party as a liquidated debt,
10. This Agreement shall bind the heirs, executors, administrators and assigns as the case may be.
11. Term of Agreement: This deed will be binding for a period of five (5) years unless otherwise consented to in writing by the Disclosing Party.
12. Governing Law; This agreement is governed by the law in force in the state of California and each party irrevocably and unconditionally submits to the nonexclusive jurisdiction of the Courts of the State of California and Courts of Appeal from them.
SIGNED by the said Jorege Andrade
On the date heirein before mentioned and in the City of Santa Ana, California presence of:
Witness
SIGNED for and on behalf of the interested party    Luis F. Guerrero, M.S
On the date hereinbefore mentioned and in the presenece of
witness